APPLICATION PURCHASE AND SALE AGREEMENT

This Application Purchase and Sale Agreement (the "Agreement"), dated as of the date of execution below, is entered into by and among Apptopia, Inc., a Delaware corporation (the "Facilitator"), the "Buyer" and the "Seller", both identified on the signature page.

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of Seller's right, title and interest in and to the software application identified in Exhibit A attached hereto, and any associated intellectual property or assets, including but not limited to any elements, in tangible or intangible form, as a whole or in its parts, art files, sound files, content, source code, generic code, object code, programming code, "app engine", game play elements, rules and methods of play, graphic materials, any stories, storylines, music, audio content, characters, scenes, settings, texts, drawings, specifications, copies and derivatives thereof, logos and names, and any third-party licenses, (the "Application");

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of Seller's right, title and interest in and to any branding and content related to the Application, including, but not limited to, any consumer merchandise, such as posters, artwork, apparel, accessories, books, magazines, comics, toys collectibles, and App guides, as well as any form of linear media products, such as films, videos, podcasts, animations, musical and sound recordings, and cable and television shows and/or websites (the "Ancillary Product(s)")

WHEREAS, Seller may wish to transfer to Buyer, and Buyer may wish to accept from Seller, any transferable rights Seller has in certain mobile application marketplace accounts identified by Buyer and Seller and listed on Exhibit A hereto (the "Accounts"), including any related sales, rating and review data, by so indicating as provided in Article 4 hereof;

WHEREAS, the Buyer may wish to engage a Review Contractor to perform Review Services (each as defined below) by so indicating as provided in Article 5 hereof;

WHEREAS, in connection with the transfer of the Application and the other transactions contemplated herein (the "Transactions"), Seller and Buyer wish to compensate Facilitator for facilitating such transfer and for providing the other services set forth herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged and agreed, Seller, Buyer and Facilitator hereby agree as follows:

1. Sale and Assignment Effective as of the Effective Date (as defined below), Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer hereby purchases from Seller, all of Seller's right, title and interest in and to the assets described on Exhibit A free and clear of any and all liens and encumbrances (the "Transfer"). Seller hereby covenants and agrees that Seller will, at the reasonable request of Buyer or Facilitator, execute and deliver, and will cause any of Seller's employees to execute and deliver, such further instruments of sale, transfer, conveyance, and assignment and take such other action as may reasonably be required to more effectively sell, transfer, convey, assign, and deliver to and vest in Buyer, its successors and assigns title to and possession of the Application hereby sold, conveyed, transferred, assigned and delivered.

2. Deposit of Source Code. Seller hereby deposits with Facilitator the complete and functional source code to the Application (the " Source Code"), to hold in custody pending release of such Source Code to Buyer on the Effective Date or return of such Source Code to Seller, as provided in Article 10 hereof.

3. Delivery of Purchase Price and Review Fee. Buyer hereby delivers to Facilitator, through an authorized credit card charge, bank transfer, or by such other payment method as may be approved or required by Facilitator in its sole discretion, the total amount of the Purchase Price and any fee for Review Services ("Review Fee") as describe and defined in Exhibit A:

3.1 Service Fee. Facilitator shall retain a service fee in connection with the Transactions equal to the greater of two hundred dollars ($200.00) or fifteen percent (15 %) of the Purchase Price, or as otherwise specified on Exhibit A (the "Service Fee"); and

3.2 In no event shall Buyer or Seller be entitled to any interested accrued, on any of the Purchase Price, Service Fee or Review Fee, and neither Seller nor Buyer shall have any right to any such interest or other payment with respect thereto except as provided in Article 10 hereof. Seller and Buyer shall be responsible, in the respective amounts as required by law, for all taxes, fees, assessments and similar amounts that may be due to any taxing or other governmental authority in connection with the Transactions.

4. Transfer in Mobile Application Marketplaces. If the parties collectively indicate on Exhibit A hereto that the Accounts, trademarks or trade names, copyrights, domains, contracts and documentation related to the Application (referred to collectively herein as "Accounts") are to be transferred in connection herewith, Seller hereby transfers to Buyer, and Buyer hereby accepts from Seller, any transferable rights Seller has in the Accounts, including any related sales, rating and review data (the "Account Transfers"). Buyer and Seller shall cooperate in all respects with such

Account Transfers and shall use reasonable efforts to assist with such Account Transfers as soon as practicable following the date hereof, including any transfers of intellectual property registrations. Facilitator shall use commercially reasonable efforts to facilitate such Account Transfers. Notwithstanding anything to the contrary contained herein, Facilitator makes no guarantee or warranty that such any such Account Transfers will be successful or completed in a timely manner or that any rights transferred by Seller to Buyer will be enforceable or merchantable.

5. Software Review. At Buyer's election and as indicated on Exhibit B hereto, Buyer hereby engages the third party contractor (the " Review Contractor") selected, at the request of Buyer, by Facilitator to conduct the software review services with respect to the Source Code described in Exhibit A attached hereto (the "Review Services"). Seller agrees to promptly deliver to Facilitator and Review Contractor such level of detail and other reasonable terms as shall be reasonably required by such Review Contractor to complete such Review Services. The Review Fee is intended to compensate Facilitator and Review Contractor for such Review Services, and shall be non-refundable, irrespective of the outcome of such review, whether the Effective Date occurs or whether the Service Fee or Software Code are returned as provided in Article 10 hereof. Buyer and Seller hereby consent to Review Contractor's performance of such Review Services, and acknowledge and agree that such Review Contractor is independently engaged by Buyer and that Review Contractor shall be solely responsible for the delivery and performance of the Review Services described on Exhibit B. Facilitator shall have no control, influence, or liability over or for Review Contractor's performance of the Review Services. Buyer and Seller understand, acknowledge, and agree that Facilitator's relationship with Buyer and Seller will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship. Facilitator shall have no fiduciary duties or other duties with respect to Seller or Buyer, other than the duties to perform Facilitator's obligations hereunder.

6. Seller Representations, Warranties and Covenants. Seller hereby represents and warrants, as of the date hereof and as of the Effective Date, and covenants, as follows:

i. Seller is the sole record and beneficial owner of the Application (including the Source Code relating thereto), free and clear of all liens and encumbrances, and there are no outstanding options, licenses, challenges, claims of infringement, rights (including rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire the Application (or such Source Code) or any interest therein.

ii. The Source Code is readable and useable in its current form, and no portion thereof is encrypted.

iii. Seller represents that all assets being purchased are as described and are located as indicated in Exhibit A.

iv. Seller has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise which would carry over to Buyer and affect the business to be conducted by the Buyer with the Assets being purchased pursuant hereto.

v. Seller has disclosed the presence of any open source, licensed, or other third party technology utilized in the Application and further, that Seller has described the terms of any applicable licenses or other restrictions associated with the Application. Seller hereby transfers, and has the ability to transfer, to Buyer all rights of Seller and any assignments, licenses, clearances, and/or other permissions to any open source, licensed, or other third party technology utilized in the Application. Seller agrees to indemnify Buyer and Facilitator for any damages that arise from Seller's breach of these warranties.

vi. Seller is hereby transferring all intellectual property rights, whether registered or unregistered associated with the Application and any Ancillary Products, including all past, present and future intellectual property or proprietary rights of any kind recognized in any country or jurisdiction in the world, including, but not limited to, all patent rights, copyrights, trademark rights, trade secrets, and all other intellectual property rights, and all other rights in any jurisdiction required to copy, reproduce, recast, adapt, modify, alter, translate, display, broadcast, digitize, transmit, distribute (either directly or indirectly including through any third party distributor or media publisher), publish, perform, market, advertise, promote, sell, exploit, vend, manufacture, sublicense, improve, enhance, update, revise, create derivative works, integrate into other works, combine with other works, integrate with advertising or branding, categorize, index, store and/or otherwise use the Application or Ancillary Products and an derivative works thereof, through any channel and any medium, by any method, and in any media and any format, and on any platform now known or hereafter devised, inclusive of all such rights with respect to sequels, updates, future versions, or Ancillary Products. Additionally, Seller transfers all rights to any and all variations, phonetic or foreign language equivalents, and abbreviations, as well as any and all updates, sequels, and/or future versions related to the Application or any Ancillary Products.

vii. Seller on behalf of itself and any employees, contractors, of third-parties, waives any right to assert any moral rights, artist's rights, or rescission rights concerning the Application or any Ancillary Products. Seller hereby indemnifies Buyer against any claims, by any third-party, concerning any moral rights, artist's rights, or rescission rights concerning the Application or any Ancillary Products, whether such claims are brought against the Buyer or its licensees or future purchasers.

viii. With respect to the Source Code, Facilitator's proper administration of this Agreement is lawful and will not violate the rights of any third parties.

ix. The Source Code is provided with all rights necessary for Review Contractor to perform the Review Services, at Buyer's election.

x. Seller agrees to use commercially reasonable efforts to provide Facilitator with any necessary use rights or permissions to use materials necessary to perform the Review Services.

xi. Seller agrees to cooperate with Facilitator and Review Contractor by providing reasonable access to any of its technical personnel for the Review Services whenever reasonably necessary.

xii. Seller assumes all responsibility for the completeness and functionality of the Source Code and the Application as represented at the time of sale.

7. Non-Competition Agreement. Seller hereby further covenants and agrees as follows:

i. Seller agrees, for the period beginning on the date hereof and ending on the second anniversary of the date here, that Seller will not directly or indirectly create, develop, make or engineer, or assist others to create, develop, make or engineer, anywhere in the world, any software application that is substantially similar in functionality to the Application, directly competitive to the Application or that solicits or encourages customers to purchase said software application in lieu of the Application.

ii. Seller agrees that following the execution of this Agreement Seller shall not, as a company, consultant or agent for any other entity or person, seek to solicit or carry out any work of the same or similar nature, or offer, develop, license any similar product or service to the assets sold herein, for any client or customer of Buyer or any of its affiliates, nor solicit or cause any customer of Buyer to end or leave their relationship with Buyer for the services of Seller or any other party. As used herein "similar product or service" shall mean any product or service similar to that offered, licensed, contemplated or developed in a similar business to Buyer.

iii. Seller hereby acknowledges and affirms that all information regarding the Application and all assets purchased by Buyer, are and must be kept confidential. This information includes, but is not limited to, trade secrets, existing and/or contemplated products and services, research and development, production, costs, profit and margin information, finances and financial projections, customers, clients, customer lists, marketing, and current or future business plans and models, except for information that is public knowledge or may become public knowledge not as a result of Seller breaching this Agreement.

iv. Seller acknowledges and agrees that the provisions of Article 7 herein are a condition to the consummation of the Transactions, are intended to enable the Buyer to secure more fully the benefits of such Transactions, the duration and geographic scope of such provisions are reasonable and necessary in order to protect the value of the goodwill and assets being acquired by Buyer hereunder, and that Seller is agreeing to such provisions in order to induce Buyer to consummate the Transactions.

v. Seller understands that Seller shall be entitled to any revenue, press coverage, or any gains, that may be generated by the Application, or other assets transferred hereunder, between the date of this Agreement and the Effective Date. Seller acknowledges and agrees that Seller shall be responsible for any and all liabilities, claims, or disputes that may arise concerning the Application, or other assets transferred hereunder, between the date of this Agreement and the Effective Date.

8. Buyer Representations, Warranties and Covenants. Buyer hereby represents and warrants, as of the date hereof and as of the Effective Date, and covenants, as follows:

i. Buyer acknowledges that Seller, and not the Facilitator, assumes all responsibility for the completeness and functionality of the Source Code and the Application.

ii. Buyer acknowledges and agrees that the Application and all other assets being sold hereunder are being acquired AS IS; all sales are final, and non-refundable for any reasons unless otherwise stated herein.

iii. Buyer agrees to make use of the Application in a manner consistent with the terms of any open source requirements, licenses, or other restrictions disclosed by Seller and further agrees to indemnify Seller and Facilitator for any damages that arise from Buyer's use of the Application in a manner that conflicts with any such requirements, licenses or restrictions.

iv. Buyer has full power and authority to execute this Agreement and carry out the transactions contemplated by it, and no further action is necessary by the Buyer to make this Agreement valid and binding upon Buyer and enforceable against it in accordance with the terms hereof or to carry out the actions contemplated hereby

v. Buyer acknowledges that it has had the opportunity to engage Review Contractor and conduct a Software Review of the Application (including Source Code) and ask questions of Seller. Buyer hereby certifies that as of the Effective Date, Buyer is satisfied with the results of its due diligence investigation, whether having conducted a Software Review, or not.

vi. Buyer acknowledges and agrees that Buyer shall not be entitled to any revenue, press coverage, or any gains, that may be generated by the Application, or other assets transferred hereunder, between the date of this Agreement and the Effective Date. Buyer further understands that Seller shall be entitled to all such revenue, press coverage, or any gains and that Seller shall be responsible for any and all liabilities, claims, or disputes that may arise concerning the Application, or other assets transferred hereunder, between the date of this

Agreement and the Effective Date.

vii. Buyer consents to Facilitator's arrangement for the Review Contractor to provide such Review Services. Buyer warrants that Facilitator's use of any materials supplied by Buyer to perform the Review Services is lawful and does not violate the rights of any third parties.

viii. Buyer hereby acknowledges that Facilitator and Review Contractor bear no responsibility or liability for the Application or any other assets identified on Exhibit A and that other than the Review Services provided at Buyer's election, no representations, verifications, or warranties are being made by Facilitator or Review Contractor with regards to the Application or any assets identified on Exhibit A.

9. Certification Key. In the event that a certification key is required for or assigned to any Application, Seller shall disclose such certification key to Facilitator to be transferred to Buyer. Such certification key shall be unique to the Application being transferred.

9.1 In the event that such certification key is assigned to multiple applications not being transferred hereunder, then Seller hereby grants to Buyer an exclusive, worldwide, perpetual, irrevocable, royalty-free right and license to use such certification key for Buyer's use of the Application being transferred hereunder.

i. Buyer agrees and acknowledges that under no circumstances shall Buyer be permitted to use such licensed certification key for any application or other use not directly related to the Application being transferred hereunder. Buyer shall not make public or otherwise disclose such certification key. Buyer hereby indemnifies Seller for any damages, fees, actions, or claims, resulting from any unauthorized use by Buyer of the certification key transferred hereby.

10. Effective Date; Facilitator's Termination. The Transfer of the Application shall be effective, if at all, upon the date of completion of the Software Review and/or the Account Transfers (the "Effective Date"). In the event of any dispute between the parties with regards to the Effective Date, such Effective Date shall be determined by Facilitator in its sole discretion and communicated in writing (including by email) by Facilitator to Buyer. On the Effective Date, Facilitator will deliver to Seller the Purchase Price, will deliver to Buyer the Source Code, and will retain the Service Fee and the Review Fee. Upon such delivery of the Purchase Price and Source Code, all of Facilitator's obligations hereunder shall be deemed to be satisfied in full. In the event that Facilitator determines in its sole discretion that the Software Review and/or Account Transfers cannot be completed in a timely manner or the Transfer cannot or should not take place as a result of the Software Review, or in any event upon the written request of Buyer if such Account Transfers are not effective within sixty (60)days following the date hereof, Facilitator shall return the Purchase Price without interest, to Buyer, shall return the Source Code to Seller, and shall retain the Review Fee, and thereafter all of Facilitator's obligations hereunder shall be deemed to be satisfied in full.

11. Indemnification.

(a) Seller agrees to indemnify and hold harmless Facilitator, its officers, directors, stockholders, agents, employees, representatives and affiliates (hereinafter an "Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, all fees and disbursements of counsel and other expenses incurred by such Indemnified Party in connection with the investigation of or preparation for or defense of any claim, action or proceeding, whether or not initiated or resulting in any liability) related to, based upon or arising out of (a) the Transactions, including all taxes in connection therewith, or such Indemnified Party's actions pursuant to this Agreement; (b) the performance of the Review Services; (c) any breach of any representation, warranty or covenant of the Seller hereunder; (d) any failure of Seller to fully transfer in a timely manner any and all of the assets described on Exhibit A; (e) any untrue statement of a material fact in information furnished by the Seller to Facilitator or to Buyer; or (f) any omission to state in the information furnished by the Seller to Facilitator or to Buyer or in materials or information furnished by the Seller to either of them, a material fact required to be stated therein or necessary to make any statement therein not misleading.

(b) Buyer agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, all fees and disbursements of counsel and other expenses incurred by such Indemnified Party in connection with the investigation of or preparation for or defense of any claim, action or proceeding, whether or not initiated or resulting in any liability) related to, based upon or arising out of (a) the Transactions, including all taxes in connection therewith, or such Indemnified Party's actions pursuant to this Agreement; (b) the performance of the Review Services; (c) any breach of any representation, warranty or covenant of the Buyer hereunder; (d) any untrue statement of a material fact in information furnished by the Buyer to Facilitator or to Seller; (e) any failure to provide the full amount of the Purchase Price or the institution of any charge back; or (e) any omission to state in the information furnished by the Buyer to Facilitator or to Seller or in materials or information furnished by the Buyer to either of them, a material fact required to be stated therein or necessary to make any statement therein not misleading.

12. Warranties, Limitations of Liability, Consequential Damages Waiver.

FACILITATOR WARRANTS ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS ARTICLE, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES OF FACILITATOR, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY FACILITATOR PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES AND SUCH PARTY'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE RETURN OF THE PORTION OF THE FEES PAID TO FACILITATOR BY PAYING PARTY FOR SUCH NON-CONFORMING SERVICES. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE. THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN THIS AGREEMENT.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, ALL LIABILITY, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF FACILITATOR SHALL BE LIMITED TO THE AMOUNT EQUAL TO THE SERVICE FEES PAID TO FACILITATOR UNDER THIS AGREEMENT. THIS LIMIT SHALL NOT APPLY TO PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY FACILITATOR.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR INFORMATION, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

13. Use of Reference. Notwithstanding anything to the contrary contained herein, Facilitator may wish to make use of information pertaining to the Transaction, including the individual or business names, trademarks or logos of Seller and Buyer, Purchase Price, and certain other details in connection with the Transaction, on its website and in its various marketing, advertising and business development materials, activities and efforts. Each of Seller and Buyer grants the Facilitator a non-exclusive, worldwide, perpetual, irrevocable, royalty-free right and license to use such party's individual or business name, trademark and logo, and to exercise such Buyer or Seller's copyright, publicity or database rights in, and to procure and use, in any media now known or currently known, any other data or information pertaining to the Transaction, including the names of the Seller and Buyer, the name and descriptions of the Application, the Purchase Price, any sales, download or use data, advertising revenue, or other information pertaining to the Application or the Accounts, in connection with Facilitator's various marketing, advertising and business development materials, activities and efforts.

14. Termination. Except as stated in paragraph 9 herein, ALL SALES ARE FINAL AND NON-REFUNDABLE unless otherwise stated in this Agreement. Buyer may terminate this Agreement by notifying Seller, with a copy to Facilitator, within seven (7) days of the later of either a) the sale or b) the completion of an optional quality assurance review by Review Contractor identified on Exhibit B (if such election is made at the time of the sale). Seller shall respond to the termination notice within seven (7) days of receipt of the aforementioned notification. If Buyer and Seller do not reach an amenable solution within fourteen (14) days of the response, Buyer and Seller shall be subject to the Dispute Resolution provisions contained herein. Buyer may only terminate this Agreement if the Application transferred is substantially different in a material way from that which was described, including (if applicable) an Application that is materially defective and/or non-functioning. In the event that Buyer terminates this Agreement subsequent to the Purchase Price being released to Seller, then Buyer acknowledges and agrees that Buyer shall be entitled to a refund of the Purchase Price from Seller directly and waives any and all claims against the Facilitator for such refund. In the event of a refund from Seller to Buyer, Seller hereby agrees and acknowledges that Seller is not entitled to a refund of the Service Fee, which amount shall be retained by Facilitator.

15. Bulk Sales Law. In connection with the transactions contemplated hereby, the parties hereby waive compliance with the provisions of Article 6 of the Uniform Commercial Code, the Bulk Sales Act and/or any other applicable United States, state or provincial bulk sales act or statute ("Bulk Sales Acts"). Seller shall remove any and all liens against the assets described in Exhibit A. Seller shall indemnify and hold Buyer and Facilitator harmless from and against any and all liabilities under the Bulk Sales Acts.

16. Compliance with Laws. Buyer and Seller covenant that all of their activities pursuant to this Agreement shall comply with all applicable laws, rules, and regulations and that Buyer and/or Seller shall be solely responsible for obtaining all licenses, permits and approvals which are

necessary or advisable in order to fulfill the rights and responsibilities hereunder.

17. Force Majeure.

(a) **No liability for damages.** No party shall be liable in damages, or shall be

subject to termination of this Agreement by any other party, for any delay or default in performing any obligation hereunder if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of that party; *provided* that, in order to excuse its delay or default hereunder, a party shall notify the other of the occurrence or the cause, specifying the nature, particulars, and expected duration thereof; and *provided, further,* that within fifteen (15) calendar days after the termination of such occurrence or cause, such party shall give notice to the other parties specifying the date of termination thereof. All obligations of the parties shall return to being in full force and effect upon the termination of such occurrence or cause (including without limitation any payments which became due and payable hereunder prior to the termination of such occurrence or cause).

(b) Cause beyond reasonable control. For the purposes of this Article, a "cause beyond the reasonable control" of a party shall include, without limiting the generality of the phrase, any unanticipated act of nature, act of any government or other authority or statutory undertaking, change in policy, failure, or refusal of any application marketplace to consummate the transfer, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

18. Waivers and Amendments. The rights and obligations of the parties under this Agreement may be waived, amended or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) only upon written consent of the parties. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing.

19. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their permitted successors and assigns.

20. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, the Website Terms and Conditions of Use and Privacy Policy of Apptopia, Inc. (collectively the "Terms of Service") are incorporated by reference herein. In the event of a conflict between this Agreement and the Terms of Service, this Agreement shall prevail. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

21. Counterparts. This Agreement may be executed in any number of counterparts or by facsimile or electronic PDF, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart, facsimile or electronic PDF via an electronic signature and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

22. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts. Each part agrees to submit to the exclusive jurisdiction of the federal and state courts of the Commonwealth of Massachusetts, Suffolk County in any action arising out of a dispute under or in connection with this Agreement or any transaction contemplated by this Agreement. Each party further agrees that personal jurisdiction may be affected upon him or her by service of process by registered or certified mail, and that when service is so made, it shall be as if personal service were effected within the Commonwealth of Massachusetts.

23. Anti-money Laundering Policy. Buyer and Seller hereby individually certify that by entering into this Agreement and in the performance and fulfillment of any obligations required hereunder, they are not in violation of or engaging in any activities that would violate the Anti-money Laundering Policy as described in the Apptopia, Inc. Website Terms and Conditions of Use.

24. Dispute Resolution. If a dispute arises between or among the Buyer and/or Seller and the Facilitator as a result of this Agreement, the disputing party must serve the other parties with notice of the dispute within ten (10) business days of determining a dispute exists. The party must

allow for a formal response within ten (10) business days. If the formal response does not dispel the dispute, the parties will then engage in good faith negotiations to resolve the dispute. Those participating in the negotiation should be persons with decision-making authority regarding the dispute. If the parties are unable to reach agreement through negotiation within fourteen (14) business days, the parties will attempt to settle the dispute in accordance with the arbitration procedures of the American Arbitration Association.

Except as otherwise provided in this Agreement, any dispute arising out of this Agreement shall be submitted to AAA for resolution. The arbitration shall be scheduled to take place in Suffolk County, Massachusetts, unless agreed otherwise in writing by the parties, and all of the fees and costs of the arbitration shall be shared equally by the parties. Attorney fees may be awarded to the prevailing party or parties at the discretion of the arbitrator, but the arbitrator shall have no power to alter or amend this Agreement or to award any relief inconsistent with the provisions herein or unavailable in a court of law. The parties covenant that they will participate in the arbitration in good faith and that they will share equally in its costs. The pendency of arbitration shall not preclude a party from seeking provisional remedies in aid of the arbitration from a court of appropriate jurisdiction, and the parties agree not to defend against any application for provisional relief on the ground that arbitration is pending. The arbitrator's decision shall be final and legally binding and judgment may be entered thereon.

25. Assignment. Neither Buyer or Seller may assign, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of the other party and Facilitator, which consent shall not be unreasonably withheld or delayed.

26. Construction and Interpretation. This Agreement will in all events be construed as a whole, according to its fair meaning, and not strictly for or against a party merely because that party (or the party's legal representative) drafted the Agreement. The headings, titles, and captions contained in this Agreement are merely for reference and do not define, limit, extend, or describe the scope of this Agreement or any provision herein. Unless the context requires otherwise, (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter, and (b) the word "including" means "including, without limitation."

27.Currency. All references to the Purchase Price or currency are made using United States dollars.

28.Survival. The following provisions shall survive the termination of this Agreement:

Paragraphs 6, 7, 8, 9, 11, 12, 16, 22, and 24.

29.Advice of Counsel. Each Party to this Agreement represents and warrants to each other party that such party has read and fully understands the terms and provisions hereof, has had an opportunity to review this Agreement with legal counsel, and has executed this Agreement based upon such party's own judgment and advice of independent counsel, if sought.

In Witness Whereof, the Seller, Buyer and Facilitator have executed this Agreement as of the date first above written.

Apptopia, Inc

By: Jonathan Kay

Its:

Address: 1 Cambrige center, 6th Floor, Cambrige, MA 02142

Seller

By: Adam Khankhel

Its: adamk320

Buyer

By: Howard Thomson

Its: Greenlite

Address: 435 Martin Street, STE 1010, Blaine, 98230

Exhibit A: Description of Application and Purchase Price

The Purchase Price for the Application is $800.00 including a Service Fee of $120.00; and
The non-refundable fee for the Review Services described and defined in Section 5 of the Agreement is $0.

Help Ted get across the level by bouncing him with trampolines! Keep Ted up above the water with the trampolines so he can collect as many coins as he can. Make Ted go even farther with a mini rainbow or boost across the level by hitting a mini-bear in the sky! Do not Ted hit the water or else it's game over! Bouncy Ted is a fun and enjoyable adventure game for everyone! It runs great on both iPhone and iPad and contains: - Great graphics - Fun and challenging gameplay - Stats at the end of your adventure

http://itunes.apple.com/us/app/id670155410
Includes Server Component: No

INTELLECTUAL PROPERTY

Seller hereby transfers any and all intellectual property rights related to the Application whether individually identified or not. For purposes of this Agreement, "Intellectual Property Rights" means any patent, copyright, Trademark, trade secret, mask work, moral right, right of attribution or integrity or other intellectual property or proprietary rights arising under the laws of any jurisdiction, including all claims and causes of action for infringement, misappropriation or violation thereof and all rights in any registrations and renewals, "Trademark" means any trademarks, service marks, trade dress, trade names, URLs, corporate, product or service names, logos, slogans or indicia and other source or business identifiers.